As filed with the Securities and Exchange Commission on September 20, 2001.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           SOUTHWESTERN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

             Arkansas                                        71-0205415
  (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                        identification no.)


                     2350 N. Sam Houston Pkwy. E., Suite 300
                              Houston, Texas 77032
           (Address of principal executive offices including zip code)

              Employee Stock Option and Restricted Stock Agreements
                            (Full title of the plan)

                                   ----------

                              George A. Taaffe, Jr.
                                1083 Sain Street
                          Fayetteville, Arkansas 72703
                                 (501) 521-1141
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================

                                                      Proposed               Proposed
                                                       maximum                maximum               Amount of
  Title of securities        Amount to be          offering price            aggregate            registration
   to be registered        registered(1)(2)           per share          offering price(3)             fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,               313,000 shares               (3)                  $2,738,568             $685.00
$.10 par value
======================== ====================== ====================== ====================== ======================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.
(2) Each share is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, dated April 12, 1999, with EquiServe Trust Company, N.A., as Rights Agent.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on (a) an aggregate of 221,900 shares presently subject to stock options at a weighted average exercise price of $7.7844 per share and (b) the average of the high and low sale prices reported on the New York Stock Exchange on September 19, 2001, of $11.10 per share with respect to the resale of 91,100 shares awarded under restricted stock agreements.

                                EXPLANATORY NOTE

         This Registration Statement relates to (i) 221,900 shares of common stock issuable pursuant to stock option agreements granted to certain employees and (ii) 91,100 shares of common stock previously issued to certain employees under restricted stock agreements and which may be resold by such employees pursuant to the prospectus filed as a part of this Registration Statement. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I of Form S-8 has been omitted. The prospectus filed as a part of this Registration Statement, referred to as the reoffer prospectus, has been prepared in accordance with the requirements of Part I of Form S-3 pursuant to the Instructions to Form S-8. The reoffer prospectus may be used for reofferings and resales of shares of the Company's common stock which are deemed to be restricted securities under the Securities Act.

PROSPECTUS

                           Southwestern Energy Company

                          91,100 Shares of Common Stock

         This prospectus relates to up to 91,100 shares of common stock of Southwestern Energy Company which may be offered for resale by certain of our officers and employees identified in this prospectus. The shares have been acquired by the selling shareholders through awards of shares under individual restricted stock agreements.

         The selling shareholders may sell their shares at prices prevailing on the New York Stock Exchange on the date of sale, prices relating to prevailing market prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. All expenses of registration incurred in connection herewith are being borne by us, however, all selling commissions and other expenses incurred by any selling shareholder in connection with the sale of shares will be borne by the selling shareholder.

         The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

         Our common stock is listed on the New York Stock Exchange under the symbol "SWN." The last reported sale price of our common stock on the New York Stock Exchange on September 19, 2001, was $11.00.


                           -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------






                The date of this prospectus is September 20, 2001

         You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. Shares of common stock are being offered and sold only in states where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.


                           -------------------------


                                TABLE OF CONTENTS

                                                                           Page
Where You Can Find More Information..........................................2
Incorporation of Certain Documents by Reference..............................3
The Company..................................................................3
Use of Proceeds..............................................................4
Selling Shareholders.........................................................5
Plan of Distribution.........................................................8
Experts......................................................................9
Legal Matters................................................................9
Indemnification..............................................................9

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov. Our reports, proxy statements and other information filed with the SEC can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the SEC. As allowed by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement, including its exhibits. Furthermore, the statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to a copy of the document filed as an exhibit to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus (except for any information that is superseded by the information included directly in this prospectus), and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2000;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         o Our Current Reports on Form 8-K dated February 1, 2001, February 15, 2001, March 13, 2001, April 18, 2001, May 1,
                  2001, July 5, 2001 and July 26, 2001;

         o The description of our common stock contained in our Registration Statement on Form 8-A dated October 23, 1981, as updated by our Current Report on Form 8-K dated July 8, 1993; and

         o The description of our common stock purchase rights contained in Amendment No. 1 to our Registration Statement on Form 8-A dated April 26, 1999.

         We will provide you with a copy of these filings incorporated by reference, at no cost, upon written or oral request. Written requests should be directed to Southwestern Energy Company, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, Attention: Corporate Secretary. Telephone requests may be directed to (501) 521-1141.


                                   THE COMPANY

         We are an energy company primarily focused on natural gas. We were originally incorporated in Arkansas in 1929 as a local gas distribution company. Today, we are an exempt holding company under the Public Utility Holding Company Act of 1935 and derive the vast majority of our operating income and cash flow from our oil and gas exploration and production business. We are involved in the following business segments:

         o Exploration and Production - We are engaged in natural gas and oil exploration, development and production, with operations principally located in Arkansas, Oklahoma, Texas, New Mexico and Louisiana. This represents our primary business.

         o Natural Gas Distribution - We are engaged in the gathering, distribution and transmission of natural gas to approximately 136,000 customers in Arkansas.

         o Marketing and Transportation - We provide marketing and transportation services in our core areas of operation and own a 25% interest in the NOARK Pipeline System, Limited Partnership, a gas transmission system that includes 749 miles of pipeline with a total throughput capacity of 330 MMcfd.

         Our business strategy is to provide long-term growth through focused exploration and production of oil and natural gas. We seek to maximize cash flow and earnings and provide consistent growth in oil and gas production and reserves through the discovery, production and marketing of high margin reserves from a balanced portfolio of drilling opportunities. This balanced portfolio includes low risk development drilling in the Arkoma Basin, moderate risk exploration and exploitation in the Permian Basin and east Texas, and high potential exploration opportunities in the onshore Gulf Coast.

         We create additional value through our natural gas distribution, marketing and transportation activities. During 2000, we announced our intent to sell our gas distribution business. However, we have not received an offer that we believe reflects the true value of the utility system. Accordingly, we will continue to hold and operate these assets. We further enhance shareholder value by creating and capturing additional value beyond the wellhead through our marketing and transportation activities.

         Our principal executive offices are located at 2350 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77032, and our telephone number is (281) 618-4700.

                                 USE OF PROCEEDS

         Shares which may be sold pursuant to this prospectus will be sold by the selling shareholders for their own accounts and we will not receive any proceeds from any such sales. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The shares offered under this prospectus are being registered for resales from time to time by selling shareholders who have acquired the shares pursuant to restricted stock grants awarded to them. The selling shareholders named in the following table may resell all, a portion of, or none of the shares they hold.

         The following table sets forth information concerning the selling shareholders and the number of shares that may be offered hereby by each selling shareholder as of the date of this prospectus.

                                                                                                Number of Shares
                                                                                                   That May be
Selling Shareholder                  Position with the Company                                   Offered Hereby
-------------------                  -------------------------                                   --------------
Charles A. Bayles...............     Manager, Pipeline Systems, Arkansas Western Gas                    500
                                       Company

Donna R. Campbell...............     Utility Rate Analyst, Arkansas Western Gas Company                 500

Jeffrey L. Dangeau..............     General Counsel and Secretary, Arkansas Western Gas              1,100
                                       Company

Terry M. England................     Division Operating Manager, Arkansas Western Gas                   500
                                       Company

Ricky A. Gunter.................     Vice President-Rates and Regulations and Assistant               1,200
                                       Secretary, Arkansas Western Gas Company

Michael Z. Hays.................     Director, Pipeline Operations, Arkansas Western Gas                600
                                       Company

Glenn M. Morgan.................     Treasurer and Controller, Arkansas Western Gas                   1,200
                                       Company

David L. Rader..................     Manager, Utility Accounting, Arkansas Western                      500
                                       Gas Company


Alan E. Bearden, Jr.............     Manager, Accounting                                                500

W. Brooks Clower, Jr............     Senior Attorney                                                    500

Wes B. Couch ...................     Project Leader, Information Services                               500

Daniel J. Diebolt...............     Manager, Marketing & Transportation, Southwestern                  500
                                       Energy Services Company

John L. Fike ...................     Project Leader, Information Systems                                500

W. Lynn Gann ...................     Supervisor Financial Reporting                                     500

Michael K. Garner...............     Senior Manager, Procurement & Facility Services                    500

                                       5

                                                                                                Number of Shares
                                                                                                   That May be
Selling Shareholder                  Position with the Company                                   Offered Hereby
-------------------                  -------------------------                                   --------------

Sheila K. Green.................     Manager, Application Services                                      500

Dee W. Hency....................     Vice President-Administration and Chief Information              4,500
                                       Officer

Linda L. Hipes .................     Supervisor Corporate Accounting                                    500

Paulette L. Johnson ............     Attorney                                                           500

R. Jason Kurtz..................     Senior Gas Representative, Southwestern Energy                     500
                                       Services Company

James L. Mullins, Jr............     Director, Human Resources                                          500

Sherry L. Schooler .............     Project Leader, Information Systems                                500

Bradley D. Sylvester............     Manager, Investor Relations                                      1,300


Thomas M. Alexander.............     Staff Production Engineer, Southwestern Energy                   1,000
                                       Production Company

John W. Batson..................     Team Coordinator, Southwestern Energy                            3,000
                                       Production Company

Wilfred W. Baumann..............     Manager, E & P Accounting, Southwestern Energy                     500
                                       Production Company

James L. Bolander...............     Senior Production Engineer, Southwestern Energy                  1,000
                                       Production Company

Harry H. Bryan. Jr .............     Drilling Manager, Southwestern Energy                            3,000
                                       Production Company

Kim R. Butler...................     Staff Geologist, Southwestern Energy                             2,450
                                       Production Company

William K. Butler...............     Senior Production Engineer, Southwestern Energy                  1,450
                                       Production Company

Alan R. Clemens.................     Exploration Manager, Southwestern Energy                         1,700
                                       Production Company

Charles A. Cornish, Jr..........     Senior Landman, Southwestern Energy                              1,000
                                       Production Company

Terrence T. Darilek.............     Senior Landman, Southwestern Energy Production                   1,300
                                       Company

James H. Denney, Jr.............     Staff Geologist, Southwestern Energy Production                  1,400
                                       Company

                                       6

                                                                                                Number of Shares
                                                                                                   That May be
Selling Shareholder                  Position with the Company                                   Offered Hereby
-------------------                  -------------------------                                   --------------

Jimmy R. Dewbre.................     Vice President-Land, Southwestern Energy Production              5,500
                                       Company

John C. Gargani.................     Manager, Economic Planning & Acquisitions,                       3,000
                                       Southwestern Energy Production Company

Ronnie R. Gilbreath.............     Senior Production Engineer, Southwestern Energy                    600
                                       Production Company

Teresa L. Grant.................     Senior Landman, Southwestern Energy Production                     600
                                       Company

Mark A. Janik...................     Senior Reservoir Engineer, Southwestern Energy                   1,200
                                       Production Company

Dale J. Kardash.................     District Engineer, Southwestern Energy Production                1,900
                                       Company

Robin A. Kisling................     Superintendent-Production, Southwestern Energy                     350
                                       Production Company

Karl A. Knudson.................     Staff Reservoir Engineer, Southwestern Energy                    1,900
                                       Production Company

Olga G. McGee ..................     Manager Property Administration, Southwestern                      600
                                       Energy Production Company

Terry G. McMillin...............     Safety/Health Environmental Coordinator,                           600
                                       Southwestern Energy Production Company

J. Walt Mitchell................     Manager, Field Procurement Services, Southwestern                  600
                                       Energy Production Company

Michael E. Navolio..............     Staff Geophysicist, Southwestern Energy Production               1,900
                                       Company

Robert C. Pace..................     Senior Geologist, Southwestern Energy Production                 3,000
                                       Company

James N. Perkins ...............     Staff Landman, Southwestern Energy                               1,000
                                       Production Company

Michael L. Rhodes ..............     Staff Geophysicist, Southwestern Energy                          1,000
                                       Production Company

Debra Rutan.....................     Staff Geologist, Southwestern Energy Production                  1,400
                                       Company

George E. Schneider.............     Production Superintendent, Southwestern Energy                     500
                                       Production Company

                                       7

                                                                                                Number of Shares
                                                                                                   That May be
Selling Shareholder                  Position with the Company                                   Offered Hereby
-------------------                  -------------------------                                   --------------

Phillip R. Shelby...............     Senior Geologist, Southwestern Energy                              600
                                       Production Company

John P. Springer ...............     Senior Reservoir Engineer, Southwestern                          1,400
                                       Energy Production Company

D. Brent Stafford ..............     E&P Systems Data Manager                                           500

J. Alan Stubblefield............     Vice President-Production, Southwestern                          5,500
                                       Energy Production Company

Jerry W. Taylor ................     Senior Landman, Southwestern Energy                                600
                                       Production Company

John D. Thaeler.................     Vice President, SEECO, Inc.                                      5,500

Samuel G. Thompson..............     Staff Landman, Southwestern Energy Production                    1,900
                                       Company

J. Deck Travis .................     Staff Drilling Engineer, Southwestern Energy                     1,000
                                       Production Company

James M. Tully..................     Staff Drilling Engineer, Southwestern Energy                     1,900
                                       Production Company

Douglas H. Van Slambrouck.......     Senior Reservoir Engineer, Southwestern Energy                   1,950
                                       Production Company

Ricardo Vasquez.................     Staff Geologist, Southwestern Energy Production                  1,300
                                       Company

Freda R. Webb...................     Staff Reservoir Engineer, Southwestern Energy                    1,900
                                       Production Company

Matt B. Williams................     Staff Geologist, Southwestern Energy Production                  1,400
                                       Company

William J. Winkelmann...........     Staff Geologist, Southwestern Energy Production                  1,900
                                       Company

Daniel R. Zebrowski.............     Staff Geophysicist, Southwestern Energy                          1,900
                                       Production Company


                              PLAN OF DISTRIBUTION

         The selling shareholders have not advised us of any specific plans for the sale of the shares offered under this prospectus but, if and when such shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to the prevailing market price or otherwise. If shares are sold through brokers, the selling shareholders may pay customary brokerage commissions and charges. The selling shareholders may effect these transactions by selling shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchaser of the shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). Shares covered by this prospectus also may be sold under Rule 144 or another exemption under the Securities Act rather than pursuant to this prospectus.

         In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.



                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 2000, and for each of the three years in the period ended December 31, 2000, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and have been incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.



                                  LEGAL MATTERS

         The validity of the shares being offered hereby will be passed upon for us by Conner & Winters, P.L.L.C., Fayetteville, Arkansas.



                                 INDEMNIFICATION

         The Arkansas Business Corporation Act provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to us (including service to a subsidiary of ours) or to any other organization at our request.

         We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify our directors and officers against liabilities and litigation costs resulting from their service to us. We also maintain directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents which have been filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (3)      The Company's  Current  Reports on  Form 8-K dated February 1,
                  2001, February 15, 2001, March 13, 2001, April 18, 2001,   May
                  1, 2001, July 5, 2001 and July 26, 2001;

         (4) The description of the Company's common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         (5) The description of the common stock purchase rights contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A dated April 26, 1999.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 4-27-850 of the Arkansas Code Annotated provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

Exhibit Number           Description
--------------           -----------
       4.1               Form of Non-qualified Stock Option between Southwestern
                         Energy  Company  and  employees  granted  stock options
                         (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, File No.
                         333-42494 (the "S-8 Registration Statement")).

       4.2 Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.3 to the S-8 Registration Statement).

       5.1               Opinion of Conner & Winters, P.L.L.C.

      23.1               Consent of Arthur Andersen LLP.

      23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

      24 Power of Attorney (included on the signature page to this Registration Statement).

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from    registration  by   means   of a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 14th day of September, 2001.

                                                   SOUTHWESTERN ENERGY COMPANY

                                                   By: /s/ Harold M. Korell
                                                      ------------------------
                                                       Harold M. Korell
                                                       President and
                                                       Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harold M. Korell and Greg D. Kerley, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                      Title                               Date
---------                      -----                               ----

/s/ Harold M. Korell           President, Chief Executive     September 14, 2001
---------------------------    Officer and Director
Harold M. Korell               (Principal Executive Officer)


/s/ Greg D. Kerley             Executive Vice President       September 14, 2001
---------------------------    and Chief Financial Officer
Greg D. Kerley                 (Principal Financial Officer)


/s/ Stanley T. Wilson          Controller and Chief           September 19, 2001
---------------------------    Accounting Officer
Stanley T. Wilson              (Principal Accounting
                               Officer)

Signature                      Title                          Date
---------                      -----                          ----

/s/ Lewis E. Epley, Jr.        Director                       September 13, 2001
---------------------------
Lewis E. Epley, Jr.

/s/ John Paul Hammerschmidt    Director                       September 17, 2001
---------------------------
John Paul Hammerschmidt

/s/ Robert L. Howard           Director                       September 12, 2001
---------------------------
Robert L. Howard

/s/ Kenneth R. Mourton         Director                       September 17, 2001
---------------------------
Kenneth R. Mourton

/s/ Charles E. Scharlau        Director                       September 12, 2001
---------------------------
Charles E. Scharlau

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
     4.1                Form of Non-qualified Stock Option between  Southwestern
                        Energy Company  and employees  granted  stock    options
                        (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, File No.
                        333-42494  (the  "S-8  Registration Statement")).

     4.2 Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.3 to the S-8 Registration Statement).

     5.1                Opinion of Conner & Winters, P.L.L.C.

    23.1                Consent of Arthur Andersen LLP.

    23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

    24 Power of Attorney (included on the signature page to this Registration Statement).

                                                                   EXHIBIT 5.1

                                CONNER & WINTERS

                                    P.L.L.C.

                                     LAWYERS

                                 100 WEST CENTER
                                    SUITE 200
                          FAYETTEVILLE, ARKANSAS 72701

                                    --------

                               September 20, 2001


Southwestern Energy Company
2350 N. Sam Houston Pkwy. E.
Suite 300
Houston, Texas 77032

         Re:      Registration Statement of Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Southwestern Energy Company, an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-8 (the "Registration Statement") relating to an aggregate of 313,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), of which 221,900 of the Shares may be issued pursuant to options granted under stock option agreements ("Option Agreements") and 91,100 of the Shares have been awarded as restricted stock under restricted stock agreements ("Restricted Stock Agreements").

         In rendering the following opinion, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that (i) upon the issuance of Shares pursuant to the exercise of options in accordance with their terms and the terms of the respective Option Agreement, the Shares so issued, when paid for in accordance with the terms of the Option Agreement and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable and (ii) the Shares issued as restricted stock pursuant to the Restricted Stock Agreements are legally issued, fully paid and nonassessable.

September 20, 2001
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                 Very truly yours,

                                                 /s/ Conner & Winters

                                                 Conner & Winters, P.L.L.C.

                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report incorporated by reference in this registration statement of our report dated February 5, 2001, included in Southwestern Energy Company's Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
 September 20, 2001

September 20, 2001



Securities and Exchange Commission
ATTN: Filing Desk, Stop 1-4
450 Fifth Street, N.W.
Washington, DC  20549-1004

Gentlemen:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Southwestern Energy Company is Form S-8, Registration Statement Under The Securities Act of 1933 dated September 20, 2001, for the Southwestern Energy Company 2001 Employee Stock Option and Restricted Stock Agreements. A wire transfer has been sent to the account of the Securities and Exchange Commission in the amount of $685.00 representing the applicable filing fee in connection with the Registration Statement.

This filing is being effected by direct transmission to the Commission's EDGAR System.

Very truly yours,



Stan Wilson
Controller